Exhibit 2.1

FIRST AMENDMENT

TO

SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

WARRANT AGREEMENT

AND

LOCK-UP AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER, WARRANT AGREEMENT, AND LOCK-UP AGREEMENT (this “Amendment”) is dated effective as of February 27, 2024, and is made and entered into by and among SHF Holdings, Inc., a Delaware corporation (“Parent”), SHF Merger Sub I Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub I”), SHF Merger Sub II LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Parent (“Merger Sub II”), Rockview Digital Solutions, Inc., a Delaware corporation, d/b/a Abaca (the “Company”), and Dan Roda, solely in such individual’s capacity as the representative of the Company Securityholders (the “Company Stockholders’ Representative” and together with Parent, Merger Sub I, Merger Sub II and the Company, collectively, the “Parties”).

WHEREAS, the Parties entered into that certain Agreement and Plan of Merger, dated as of October 29, 2022 (the “Original Agreement”), which was subsequently amended on November 11, 2022 (the “First Amendment”), and amended again on October 26, 2023 (the “Second Amendment”);

WHEREAS, pursuant to Section 5 of the Second Amendment, Parent was to prepare, pay, and file with the U.S. Securities and Exchange Commission (the “Commission”), a Registration Statement registering the resale from time to time by the holders of the Registrable Securities of all Registrable Securities then held by such holders (the “Registration Statement Rights”);

WHEREAS, pursuant to Section 4 of the Second Amendment, on October 26, 2023, Parent entered into that certain Warrant Agreement by and between Parent and the Company Stockholders’ Representative (the “Warrant Agreement”), which was attached to the Second Amendment as Exhibit A thereto;

WHEREAS, Section 6. Redemption contained in the Warrant Agreement, including related references throughout, was not intended to be a term of agreement between the Parties and should not have been included in the Second Amendment, and as such, is being formally struck by this Amendment; and

WHEREAS, the Parties intend to amend the Form of Lock-Up Agreement entered into on November 14, 2022 (the “Lock-up Agreement”);

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Parties agree as follows:

1. Capitalized Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Original Agreement, First Amendment, and/or Second Amendment, as applicable.

2. Amendment to the Second Amendment.

a. Section 5 of the Second Amendment is amended as follows:

5. Registration. The Parent agrees that in the event that law or regulation requires a registration of the Parent Common Stock, such that the issued shares are saleable without restrictive legends (the “Registration Requirement”), and subject to the Securities Act, within 45 calendar days after being notified of a Registration Requirement, it shall use its reasonable best efforts to file with the Commission a registration statement for the registration, under the Securities Act, of the shares of Parent Common Stock. Failure to file such registration statement within 45 calendar days after the notice of a Registration Requirement shall constitute an event of default. Parent shall use commercially reasonable efforts to cause the registration statement in connection with the Registration Requirement to be declared effective as soon as possible after filing, and once effective, to keep the registration statement continuously effective under the Securities Act at all times until the earlier of (i) the first anniversary of the date of filing “Form 10 information” (as defined in Rule 144 of the Securities Act) reflecting the consummation of the transactions contemplated by this Second Amendment or (ii) the date of which all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)). For purposes of this section, the registration statement in connection with the Registration Requirement means a registration statement filed by the Parent with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

3. Amendments to the Warrant Agreement.

a. Section 3.2 of the Warrant Agreement is amended as follows:

“3.2 Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing October 26, 2023 and terminating October 25, 2028 (the “Expiration Date”). Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m. New York City time on the Expiration Date. The Parent in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, that the Parent shall provide at least twenty (20) days prior written notice of any such extension to Registered Holders of the Warrants.”

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b. Section 6 is hereby deleted in its entirety, and any related references to redemption contained in the Warrant Agreement, including without limitation the second paragraph of the form “Election to Purchase (To be Executed Upon Exercise of Warrant),” are hereby deleted in their entirety.

c. Section 7.4.1 of the Warrant Agreement is hereby amended to read as follows:

7.4.1 Registration of the Common Stock. The Parent agrees that in the event that law or regulation requires the registration of Parent Common Stock issued upon exercise of the Warrants, such that the common stock issued in connection with the warrant exercise are saleable without restrictive legends (the “Warrant Registration Requirement”), that within 45 calendar days after being notified of a Warrant Registration Requirement, it shall use its reasonable best efforts to file with the Commission a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the Warrants. Failure to file such registration statement within 45 calendar days after the notice of a Warrant Registration Requirement shall constitute an event of default. The Parent shall use its reasonable best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of this Agreement. If any such registration statement filed pursuant to a Warrant Registration Requirement has not been declared effective by the 1 year anniversary following its filing date, holders of the Warrants shall have the right, during the period beginning on the 366th day after the filing of such registration statement and ending upon such registration statement being declared effective by the Commission, to exercise such Warrants on a “cashless basis,” by exchanging the Warrants (in accordance with Section 3(a)(9) of the Securities Act (or any successor rule) or another exemption) for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the excess of the “Fair Market Value” (as defined below) over the Warrant Price by (y) the Fair Market Value. Solely for purposes of this subsection 7.4.1, “Fair Market Value” shall mean the volume weighted average price of the Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the Warrant Agent from the holder of such Warrants or its securities broker or intermediary. The date that notice of cashless exercise is received by the Warrant Agent shall be conclusively determined by the Warrant Agent. In connection with the “cashless exercise” of a Warrant, the Parent shall, upon request, provide the Warrant Agent with an opinion of counsel for the Parent (which shall be an outside law firm with securities law experience) stating that (i) the exercise of the Warrants on a cashless basis in accordance with this subsection 7.4.1 is not required to be registered under the Securities Act and (ii) the shares of Common Stock issued upon such exercise shall be freely tradable under United States federal securities laws by anyone who is not an affiliate (as such term is defined in Rule 144 under the Securities Act (or any successor rule)) of the Parent and, accordingly, shall not be required to bear a restrictive legend.

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4. Consideration. In consideration of the foregoing amendments, Parent has agreed to modify the Lock-Up Agreement and shall accelerate the Lock-up Period as defined in Section 1(a) of the Lock-up Agreement to expire contemporaneous with the effective date of this Amendment and to cooperate in the removal of any related restrictive legends such that the issued Parent Common Stock are saleable without restrictive legends, subject the Securities Act. For the avoidance of doubt, no other provisions of the Lock-Up Agreement shall be amended by this Amendment.

5. Representations and Warranties. Each Party, including the Company Stockholders’ Representative on behalf of each of the Company Stockholders, hereby represents and warrants to the other Parties that:

a.	It has the full right, power, and authority to enter into this Amendment and to perform its obligations hereunder and under the agreements amended by this Amendment;

b.	the execution of this Amendment by the individual whose signature is set forth at the end of this Amendment on behalf of such Party, and the delivery of this Amendment by such Party, have been duly authorized by all necessary action on the part of such Party; and

c.	this Amendment has been executed and delivered by such Party and (assuming due authorization, execution, and delivery by the other Party) constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity.

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d.	EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THE ORIGINAL AGREEMENT AND IN THIS SECTION 5 OF THIS AMENDMENT, (A) NO PARTY HERETO NOR ANY PERSON ON SUCH PARTY’S BEHALF HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, EITHER ORAL OR WRITTEN, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE, OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED, AND (B) EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY THE OTHER PARTY, OR ANY OTHER PERSON ON SUCH OTHER PARTY’S BEHALF, EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 5.

6. No Other Amendments; Conflict. Except as amended herein, the Second Amendment, the Warrant Agreement, and the Lock-Up Agreement shall remain in full force and effect in accordance with their original terms. Furthermore, the Original Agreement, the First Amendment, the Second Amendment, and the Warrant Agreement shall be interpreted consistent with this Amendment. In the event of any conflict between the Original Agreement, the First Amendment, the Second Amendment, and the Warrant Agreement and this Amendment, this Amendment shall prevail.

7. Governing Law. This Amendment is governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions of such State.

8. Entire Agreement. The Original Agreement, the First Amendment, the Second Amendment, the Warrant Agreement, and this Amendment (including any Exhibits and Disclosure Schedules thereto) shall constitute the full and entire understanding and agreement between the Parties with respect to the subject matter hereof and thereof and supersede any and all other written or oral agreements.

9. Costs. Each Party shall pay its own costs and expenses in connection with this Amendment (including the fees and expenses of its advisors, accountants, and legal counsel).

10. Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed are deemed to be an original, but all of which together constitute one and the same instrument. A signed copy of this Amendment delivered by facsimile, email, or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have duly acknowledged, certified, and executed this Amendment as of the date first written above.

SHF HOLDINGS, INC.

/s/ Sundie Seefried
Name:	Sundie Seefried
Title:	Chief Executive Officer

SHF MERGER SUB I

/s/ Sundie Seefried
Name:	Sundie Seefried
Title:	Chief Executive Officer

SHF MERGER SUB II

/s/ Sundie Seefried
Name:	Sundie Seefried
Title:	Chief Executive Officer

ROCKVIEW DIGITAL SOLUTIONS, INC.

/s/ Dan Roda
Name:	Dan Roda
Title:	Chief Executive Officer

COMPANY STOCKHOLDERS’ REPRESENTATIVE

/s/ Dan Roda
Name:	Dan Roda

SHFxABACA LLC, successor in interest to ROCKVIEW DIGITAL SOLUTIONS, INC.

/s/ Sundie Seefried
Name:	Sundie Seefried
Title:	Chief Executive Officer

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